Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Shift Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the six months ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), George Arison, Chief Executive Officer of the Company, and Oded Shein, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George Arison
George Arison Chief Executive Officer
August 9, 2022

/s/ Oded Shein
Oded Shein
Chief Financial Officer
August 9, 2022